SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                January 21, 2000




                           HOME BUILDING BANCORP, INC.
-------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



  Indiana                              0-24896                  35-1935840
-------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)        (IRS Employer
     of incorporation)                                     Identification  No.)



200 East Van Trees Street, Washington, Indiana                         47501
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code: (812) 254-2641



                                       N/A
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4.          CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         In a letter received January 21, 2000 (the "Letter"), Kemper CPA Group LLC ("Kemper") indicated that Kemper will cease to act as Registrant's independent auditor, effective January 24, 2000. In the Letter and in a subsequent written communication, Kemper stated it is unable to rely on management's representations because it was lead to believe that the Registrant had implemented adequate segregation of duties for all accounts in a specified audit area (the "Recommendations") but that it later became known to Kemper that certain accounts were not subjected to the same controls and procedures as other accounts within that audit area. Kemper also stated that management had failed to implement its recommendations regarding internal controls for adequate segregation of duties or alternative procedures that would mitigate indadequate segregation. Finally, Kemper stated that the proposal to ratify its appointment as independent auditor was not approved due to the lack of a second of the proposal at the annual meeting of Registrant held on January 17, 2000.

         Registrant, to the best of its knowledge, believed it had fully implemented the Recommendations made by Kemper, which were originally made in connection with the September 30, 1997 audit of the Registrant. Kemper did not understand that management had not considered certain accounts to be within the areas that Kemper believed were covered by the Recommendations. Thus the safeguards added for other audit areas were not implemented for those certain accounts. Subsequent correspondence in connection with the 1998 audit indicated that prior relevant concerns regarding internal control had been corrected and annual audit procedures and quarterly agreed-upon procedures conducted by Kemper after fiscal 1997, did not reveal the omission. The Recommendations were not omitted due to a disagreement with Kemper or an unwillingness on the part of the Registrant to fully implement the Recommendations.

         Registrant agrees that due to a failure to second the proposal to ratify the appointment of Kemper, no vote was taken at the annual meeting regarding the ratification of Kemper as independent auditor. At the time of receipt of the Letter, while the matter had been discussed, no decision had been made by the Board of Directors or committee thereof to recommend or approve a change of accountants.

         To the best of Registrant's knowledge, Kemper's reports on the Registrant's Financial Statements for each of the past two years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Other than as discussed above, during the Registrant's two most recent fiscal years, and interim period preceding Kemper's resignation, there were no disagreements between the Registrant and Kemper on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures which, if not resolved to the satisfaction of Kemper, would have caused Kemper to make a reference to the subject matter of the disagreement in connection with Kemper's report.

         Registrant anticipates, with respect to the matter discussed above, that there will be no material effect on its financial condition due to fidelity bond coverage in connection with the defalcation by an employee.

         The Registrant has provided Kemper with a copy of this report and has requested Kemper to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. The Registrant has also provided a letter to Kemper authorizing Kemper to respond fully to any inquiry by a successor accountant concerning the Registrant and its subsidiary Home Building Savings Bank, FSB.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     HOME BUILDING BANCORP, INC.




Date: JANUARY 28, 2000               By:  /S/ BRUCE A. BEESLEY
     -----------------                    -------------------------------------
                                          Bruce A. Beesley
                                          President and Chief Executive Officer